EXHIBIT 10.2
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
FIFTH AMENDMENT TO LEASE
(One North Central)
THIS FIFTH AMENDMENT TO LEASE (“Fifth Amendment”) is made and entered into as of May 9, 2024, by and between PFP 5 SUB ONC, LLC, a Delaware limited liability company (“Landlord”), and ROCKET MORTGAGE, LLC, a Michigan limited liability company (“Tenant”).
R E C I T A L S:
A.AGP One North Central Owner, LLC, a Delaware limited liability company (“Original Landlord”), the predecessor-in-interest to Landlord, and Tenant (formerly known as Quicken Loans, Inc., a Michigan corporation, and Quicken Loans, LLC, a Michigan limited liability company) entered into that certain Office Lease dated as of June 5, 2017 (the “Original Lease”), as amended by (i) that certain Amendment to Lease dated as of March 14, 2018, by and between Original Landlord and Tenant (“First Amendment”), (ii) that certain Second Amendment to Lease dated as of August 12, 2019, by and between Original Landlord and Tenant (“Second Amendment”), (iii) that certain Third Amendment to Lease dated as of October 14, 2019, by and between Original Landlord and Tenant (“Third Amendment”), and (iv) that certain Fourth Amendment to Lease dated as of December 30, 2020, by and between Original Landlord and Tenant (“Fourth Amendment”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space located in that certain building located and addressed at One North Central Avenue, Phoenix, Arizona (the “Building”). The Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment are collectively referred to herein as the “Lease.” The Lease and this Fifth Amendment are collectively referred to herein as the “Amended Lease.” Landlord is the successor-in-interest to Original Landlord under the Lease.
B.By this Fifth Amendment, Landlord and Tenant desire to extend the Term of the Lease, and to otherwise modify the Lease as provided herein.
C.Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
A G R E E M E N T:
1.The Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain office space in the Building containing 243,397 rentable square feet consisting of (i) 29,019 rentable square feet comprising Suite 1500; (ii) 29,052 rentable square feet comprising Suite 1600; (iii) 28,872 rentable square feet comprising Suite 1700; (iv) 28,872 rentable square feet comprising

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Suite 1800; (v) 28,906 rentable square feet comprising Suite 1900; (vi) 13,104 rentable square feet comprising Suite 2000; (vii) 28,799 rentable square feet comprising Suite 1300; (viii) 27,983 rentable square feet comprising Suite 1400; and (ix) 28,790 rentable square feet comprising Suite 1100 (collectively, the “Premises”), as more particularly described in the Lease.
2.Extended Term.
2.1.Landlord and Tenant acknowledge and agree that, (a) pursuant to the Fourth Amendment, the current Amended Lease Expiration Date for the Existing Premises (as defined in the Fourth Amendment) is December 31, 2029, and (b) the current expiration of the Suite 1100 Expansion Space Term is February 28, 2027 (the “Suite 1100 Space Expiration Date”). Effective as of the date hereof, Landlord and Tenant acknowledge and agree that Tenant has exercised Tenant’s extension right set forth in Section 3.3 of the Fourth Amendment, and the Suite 1100 Expansion Space Term shall be co-terminus with the Lease Term such that the Lease Term for the Existing Premises and the Suite 1100 Expansion Space Term shall both continue through December 31, 2029, and all references to the “Lease Term” in the Amended Lease shall mean and refer to the period continuing through December 31, 2029. Base Rent payable by Tenant for the Suite 1100 Expansion Space during the period from the Suite 1100 Space Expiration Date through December 31, 2029 shall be as set forth in Section 3.3 of the Fourth Amendment.
2.2.In addition, Landlord and Tenant desire to further extend the Lease Term for the entire Premises for a period of two (2) additional years, commencing on January 1, 2030 (the “Extended Term Commencement Date”) and expiring on December 31, 2031 (“Extended Termination Date”). As such, notwithstanding anything contained in the Lease to the contrary, the Lease Term is amended such that the period commencing on the Extension Term Commencement Date and continuing through the Extended Termination Date is referenced herein as the “Extended Term.” Notwithstanding such Extended Term, Tenant shall retain the right to elect, in Tenant’s sole discretion, to extend the Lease Term for the Option Terms pursuant to and in accordance with the terms of Section 2.2 of the Lease.
3.Base Rent. Notwithstanding anything contained in the Lease to the contrary, during the Extended Term, Tenant shall pay Base Rent for the entire Premises as follows:

Period	Monthly Installment of Base Rent	Annual Rental Rate per Rentable Square Foot
[***]	[***]	[***]
[***]	[***]	[***]
4.Termination Option Modifications. Notwithstanding anything contained in the Lease to the contrary and effective as of the date hereof, (a) Section 6(a) of the Fourth Amendment is hereby deleted in its entirety and is of no further force or effect, (b) the Second Termination Option shall only apply to Suite 1100 (i.e., the 11th floor of the Building) and/or Suite 1300 (i.e., 13th floor of the Building) (either or both), (c) the Second Termination Option Termination Date is amended to August 31, 2026, and (d) the Third Termination Option is

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hereby deleted in its entirety and is of no further force or effect. The parties hereby stipulate that the Termination Consideration for the Suite 1100 Terminated Space shall be equal to [***] ([***]) and that the Termination Consideration for the Suite 1300 Terminated Space shall be equal to [***] ([***]).
5.Assignment and Subletting. Notwithstanding anything contained in the Lease to the contrary, Article 14 of the Lease is hereby amended so that a new Section 14.8 is hereby added to the Original Lease as follows:
“14.8    Other Occupants. Notwithstanding any contrary provision of this Article 14, Tenant shall have the right, without the payment of a Transfer Premium, without being subject to Section 14.4 and without the receipt of Landlord’s consent, but upon prior notice to Landlord, to license or sublease all or any portion of the Premises to Rocket Companies, Inc., a Delaware corporation, or any of its direct or indirect subsidiaries and affiliates or any of the direct or indirect subsidiaries and affiliates of Tenant (collectively, the “RKT Entities”), subject to the following conditions: (a) such RKT Entities shall not be permitted to occupy a portion of the Premises which is separate and apart from the Premises and contains its own separate entrance other than the primary entrance to the Premises; and (b) all such RKT Entities shall be of a character and reputation that is consistent with the character and reputation of Tenant. Upon Landlord’s reasonable request in such instance, Tenant shall promptly provide Landlord with reasonable documentation or information demonstrating any such RKT Entities’ relationship with Tenant. Any occupancy permitted under this Section 14.8 shall not be deemed a Transfer under this Article 14. Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease.”
6.Signing Authority. Tenant hereby represents and warrants to Landlord that Tenant is a duly organized and existing limited liability company, Tenant is qualified to do business in the State of Arizona, that Tenant has full right and authority to execute and deliver this Fifth Amendment, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing limited liability company, Landlord is qualified to do business in the State of Arizona, that Landlord has full right and authority to execute and deliver this Fifth Amendment, and that each person signing on behalf of Landlord is authorized to do so.
7.Defaults. Tenant hereby represents and warrants to Landlord that, to Tenant’s knowledge, as of the date of this Fifth Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by either Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant. Landlord hereby represents and warrants to Tenant that, to Landlord’s knowledge, as of the date of this Fifth Amendment, Landlord is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by either Landlord or Tenant, and that Landlord knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

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8.Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Fifth Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any other person or entity who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Fifth Amendment.
9.Ratification. Tenant and Landlord each hereby ratifies and confirms its respective obligations under the Lease, and represents and warrants to each other that it has no defenses thereto.
10.Binding Effect; Conflicts; Governing Law; Venue; Captions. Except as modified hereby, the Lease shall remain in full effect and this Fifth Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Fifth Amendment and the terms of the Lease, the terms of this Fifth Amendment shall prevail. This Fifth Amendment shall be governed by and construed in accordance with the laws of the state in which the Premises are located. The captions and headings used throughout this Fifth Amendment are for convenience of reference only and shall not affect the interpretation of this Fifth Amendment.
11.Counterparts and Execution.
11.1.This Fifth Amendment may be executed in any number of counterparts and may be signed and/or transmitted by facsimile, electronic mail of a .pdf document, or electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. The parties further consent and agree that (a) to the extent a party signs this Fifth Amendment using electronic signature technology, by clicking “SIGN” (or similar election), such party is signing this Fifth Amendment electronically, and (b) the electronic signature(s) appearing on this Fifth Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures. Each of Landlord and Tenant intends to be bound by electronically generated signatures and/or by signature(s) on the facsimile or electronically imaged document, is aware that the other party will rely on such signature(s), and hereby waives any defenses to the enforcement of the terms of this Fifth Amendment based on the form of signature(s).
11.2.This Fifth Amendment shall have no force or effect, nor confer any rights or impose any obligation upon either party unless and until execution hereof by Landlord and Tenant and the unconditional delivery of a fully-executed Fifth Amendment to Landlord and Tenant or their representatives.
12.No Further Modification. Except as set forth in, and amended by the terms of, this Fifth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
[Remainder of Page Intentionally Left Blank; Signatures Appear on Following Page]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment to Lease as of the date first set forth above.
“LANDLORD”    PFP 5 SUB ONC, LLC,
a Delaware limited liability company
By:    Parallel Capital Partners LP,
a Delaware limited partnership
its authorized agent

By: Parallel Capital Partners, Inc.,
a California corporation,
its authorized agent

By: /s/ Michael Burer
Name: Michael Burer
Title: Chief Financial Officer
“TENANT”    ROCKET MORTGAGE, LLC,
a Michigan limited liability company
     By: /s/ Amy Bishop
Name: Amy Bishop
Title: Executive Vice President, General Counsel
and Secretary

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